UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
June 8, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On June 1, 2011, Sprint Nextel Corporation, or Sprint, notified Clearwire Corporation, or Clearwire, of its election to surrender Class B voting shares to reduce its voting interest in Clearwire from approximately 54 percent to approximately 49.8 percent. This transaction does not reduce Sprint’s economic interest in Clearwire and its subsidiaries, which remains approximately 54 percent.
The Class B voting shares being surrendered by Sprint have full voting rights, but only nominal economic interests, which consist of the right to receive an amount equal to their $.0001 par value upon surrender. Sprint will continue to hold the same economic interest in the company immediately following the transaction by retaining all of its Class B interests in Clearwire’s operating subsidiary, Clearwire Communications, LLC, or Clearwire LLC.
Following the transaction, Clearwire will have 666,067,592 million Class B voting shares outstanding, and 743,481,026 million Class B interests of Clearwire LLC will remain outstanding. The transaction does not materially affect the parties’ rights under the Equityholders’ Agreement or the commercial agreements between Clearwire and Sprint. Sprint’s right to surrender Class B voting shares is more fully described in Clearwire’s Form 8-K filed on December 13, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: June 8, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President and General Counsel